UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018

HERON LAKE BIOENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue, Heron Lake, MN	56137-1375
(Address of principal executive offices)	(Zip Code)

(507) 793-0077
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 11, 2018, Milton McKeown, the alternate at-large governor appointed to Heron Lake BioEnergy, LLC’s (the "Company") board of governors, passed away.  Mr. McKeown McKeown was an original member of our founding Board of Governors, serving as an at-large governor until July 2013, when he was appointed as an alternate at-large governor.  The Company is extremely grateful for Mr. McKeown’s dedication and service to the Company. The Company’s management and board extends its sincerest condolences to Mr. McKeown’s family.

Effective July 19, 2018, Jeremy Janssen was appointed as the Company’s Alternate At-Large Governor to fill the vacancy left by Mr. McKeown’s death.  Mr. Janssen was appointed to his seat by the elected at-large governors pursuant to Section 5.3(m) of the Company’s operating agreement.

Since May 2011, Mr. Janssen has been employed by United Prairie Bank, serving as the Market President for its Windom and Mountain Lake, Minnesota branches since December 2014 and prior to that employed as its Vice President of business banking.  Before joining United Prairie Bank, Mr. Janssen was employed for 10 years with Commercial Bank of Minnesota in Heron Lake, Minnesota.   He is also the owner of Minnesota Investment Properties, LLC.  He has served on various community committees including the Jackson County Revolving Loan Fund, Heron Lake Revolving Loan Fund, Heron Lake Economic Development Association and Falcon Development Corp.  The Board believes that Mr. Janssen possesses specific attributes that qualify him to serve as a governor of the Company, including his business and banking perspective and experience, as well as his executive leadership experience.

Mr. Janssen is the son-in-law of Robert Ferguson,  one of the Company’s elected at-large governors. There are no transactions between Mr. Janssen or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Janssen and any other persons pursuant to which Mr. Janssen was selected as the alternate at-large governor of the Company.

As the alternate at-large governor, Mr. Janssen will receive notice of all Board meetings and all information provided the Board.  Mr. Janssen will be entitled to attend and participate in all meetings of the Board.  However, Mr. Janssen will not be entitled to vote at Board meetings unless serving as a replacement for an absent elected at-large governor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

Date: July 25, 2018	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer